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                                                                     EXHIBIT 5.1


                       [Universal Compression Letterhead]


February 9, 2001


Universal Compression Holdings, Inc.
4440 Brittmoore Road
Houston, Texas  77041-8004


Re:  Universal Compression Holdings, Inc. - Registration Statement on Form S-8


Ladies and Gentlemen:

         I am general counsel of Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of an additional 1,100,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which together with the 1,912,421 shares of Common Stock registered under the Company's Registration Statement on Form S-8 (File No. 333-37648) originally filed with the Commission on May 23, 2000, constitutes an aggregate of 3,012,421 shares issuable by the Company from time to time pursuant to options granted under the Universal Compression Holdings, Inc. Incentive Stock Option Plan (the "Plan") (all such shares and options are referred to herein as the "Shares" and the "Options," respectively).

         In connection with this opinion, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials.

         For purposes of this opinion, I have assumed the following: (i) the Shares that may be issued upon exercise of the Options granted pursuant to the Plan will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

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         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect not such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, I am of the opinion that:

         (i)   the Shares are duly authorized; and

         (ii) upon the issuance of the Shares against payment therefor upon exercise of the Options as provided in the Plan, the Shares will be validly issued, fully paid and non-assessable.

         This opinion is given as of the date hereof, and I assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to my attention or any change in law or regulation that may hereafter occur.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,



                                       /s/ MARK L. CARLTON

                                       Mark L. Carlton
                                       Senior Vice President and General Counsel